UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007 (September 5, 2007)

BLACKROCK, INC.
(Exact name of registrant as specified in Charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (212) 810-5300

(Former name or address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation to the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  Resignation of President and Director

On September 5, 2007, Ralph L. Schlosstein, president and director of BlackRock, Inc. (the "Company") resigned from the Board of Directors of the Company (the "Board") and as president, effective immediately.  Mr. Schlosstein will remain with the Company as an advisor until early 2008, helping to ensure an effective transition.

(c) Appointment of New President

The Board has selected Robert S. Kapito, director and vice chairman of the Company, to succeed Mr. Schlosstein as president of the Company, effective immediately. Mr. Kapito (age 50) has been with the Company and our predecessor entities since our inception in 1988 and has served as vice chairman since 1991 and as a director since 2006. Mr. Kapito is also head of portfolio management and a member of our executive committee and management committee. He also serves as president of several of our closed-end investment companies.

The Company issued a press release announcing this resignation and appointment on September 6, 2007.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

99.1	Press Release issued by the Company on September 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

Date: September 6, 2007	By:	/s/ Daniel R. Waltcher
Name: Daniel R. Waltcher
Title: Managing Director and Deputy General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company on September 6, 2007